UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

On June 20, 2014, STW Resources Holding Corp. (the “Company”) entered into an Exclusive Product Purchase Manufacturing License Agreement (the “Agreement”) with Salttech, BV, a company duly created and organized under the legislation of the Netherlands (“Salttech”). Pursuant to the Agreement, Salttech shall provide exclusively to the Company rights to purchase its product requirements (the “Product Requirements”) for the Cyclones for use in the municipal and oil and gas industry such as brackish/brine water and waste water processing (the “Industries”) in United States of America (the “Territory”); furthermore, Salttech grants to the Company the exclusive right and nontransferable license to incorporate the Technology into waste water and brackish/ brine water processing systems which STW may design and manufacture for use in the Territory (“STW Manufactured Equipment”) for the provision of waste water and brackish/brine water processing services in the Territory (“STW Processing Services”).

In consideration of the rights and privileges granted under the Agreement, the Company will pay to Salttech an initial royalty of US $324,000 (“Initial Royalty”) to be paid per calendar quarter over the course of the first year of the Agreement at the beginning of each calendar quarter starting July 1, 2014. The Company will also pay to Salttech a continuing royalty of US $240,000 (“Continuing Royalty”) to be paid over years 2-5 of the Agreement at the beginning of each calendar quarter. In addition, the Company will pay as additional continuing royalty of three percent (3%) of the invoice price (less duties, taxes and shipping) of systems incorporating Salttech’s Cyclone equipment which are sold by the Company to third parties (the “Equipment Royalty”), with the Equipment Royalty amount to be added as an additional, non-taxable, non-dutiable item to each system invoice. Furthermore, the Company shall transfer to Salttech 400,000 shares of the Company’s restricted common stock.

Pursuant to the Agreement, the Company also maintains a right of first refusal for additional territories, which shall convert to exclusive rights upon the signing of a contract to use the technology at issue.

The term of the Agreement is for a period of 5 years, and will automatically renew for another period of 5 years unless terminated earlier by the terminating party via written notice sent to the other party at least 3 months prior to the termination date.

A copy of the Agreement is filed herewith as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits
Item 9.01. Exhibits

Exhibit No.	Description
10.1	Form of Exclusive Product Purchase Manufacturing License Agreement, dated June 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2014	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO